CABLE & CO. AND ROFFE ACCESSORIES, INC.
                                LICENSE AGREEMENT

                  This Agreement is made effective this 1st day of July, 1997, between CABLE & COMPANY WORLDWIDE, INC., a Delaware corporation with offices located at 724 Fifth Avenue, New York, New York 10019 ("Licensor") and ROFFE ACCESSORIES, INC., a New York corporation with offices located at 347 Fifth Avenue, Suite 1409, New York, New York 10016 ("Licensee").
                  WHEREAS the Licensor is the proprietor of the trademark CABLE & CO., a graphic design representing two columns and an arch which is often, although not always, used in conjunction with same and which also is copyrighted, and the promotional phrase "The art of Movement" (hereinafter referred to as the "Trademarks"), and related proprietary designs;
                  WHEREAS this Agreement pertains to the use by Licensee of the Licensor's trademarks as set forth in Schedule A attached hereto and no other trademarks owned by Licensor;
                  WHEREAS the Licensee is a leading manufacturer of high quality silk neckwear for men;
                  WHEREAS the products utilizing the trademarks that are authorized for production by Licensee under this Agreement are listed on Schedule B attached hereto (hereinafter referred to as "Licensed Products") and no other products, unless express written consent is obtained from the Licensor prior to production of such new product, which consent shall not be unreasonably withheld.

                  WHEREAS the Licensee desires to use the Designs and Trademarks in the Territory of North America (hereinafter referred to as the "Territory") for distribution through Licensee's traditional channels of department stores and specialty store outlets and not for distribution by Licensee to those outlets described as national mass merchant chains or discount distribution outlets, in relation to the goods, and only those goods, listed in attached Schedules B as Licensed Products.
                  NOW THEREFORE, IT IS HEREBY AGREED as follows:
                  1.       AUTHORITY TO USE
                           (a) The Licensor  hereby  authorized  the Licensee to
use the Trademarks in the Territory upon or in relation to the Licensed Products subject to the terms and conditions of this Agreement.
                           (b) Licensee  recognizes  the  Trademarks to be valid
and the exclusive intellectual property rights of Licensor.
                           (c) The Licensee will  permanently  mark or label all
Licensed Products sold as first quality goods with the Trademarks in a manner approved by Licensor. The Licensee may also prominently display the Trademarks on packaging and advertising material associated with or sold in connection with the Licensed Products. Within fourteen days of the Effective Date of this Agreement, Licensor will provide Licensee with artwork for the Licensor's label or mark to be used, in the form of a reprostats and/or drawings or sketches illustrating such label or mark. The Licensee will, from this artwork, develop and produce the Licensor's label or mark for use with the Licensed Products, and Licensor will approve such label or mark before me on the Licensed Products.


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                           (d) The authority  granted  herein shall be exclusive
for the Licensed Products in the Territory.
                  2.       DESIGNS
                           (a) The  Licensee  will use  commercially  reasonable
efforts, commensurate with efforts used in producing Licensee's own designs and other products, to produce a group of original Designs for the Licensed Products (hereinafter "the Designs"). Within four to ten weeks after the Effective Date hereof, Licensee will provide Licensor with sketches or artwork to be approved for the Licensed Products as stated in paragraphs 2(d), and further sketches will be provided to Licensor thereafter at such regular times as the parties agree to. At a minimum, the Licensee will produce annually Designs to allow for representation at major men's fashion markets with which Licensee has in the past participated and/or of which Licensee is aware, which fashion markets are described on the annexed Schedule D.
                           (b) The Licensee  agrees that all Designs  (including
coloration) used in relation to the Licensed Products are to be used exclusively for the Licensor's products for a period of 8 weeks after the Designs have been approved under Section 3 hereof.
                           (c)  Other  than  as  provided  in  paragraph   1(c),
prototypes or other forms of sample of any Designs, as well as additional artwork that may be required in order to place such Designs in form for production, shall be prepared and produced by Licensee at its sole cost and expense.
                           (d) Licensee  shall prepare  Design  sketches for the
Licensed Products and provide such sketches to Licensor for approval. Such approval shall be deemed granted by Licensor if within fourteen days after the sketches are submitted to Licensor, no written approval or written disapproval has been received by Licensee. Any approvals given shall extend to all aspects of the Designs, including layout, graphics, lines, and coloration
                           (e)  Licensee  shall  own all  copyrights  and  other
rights to the Designs that are developed solely or jointly with Licensor pursuant to this Agreement. To the extent Licensor may assist in developing Designs hereunder, Licensor assigns to Licensee all rights to all such ideas or designs. Nothing herein shall be construed as granting Licensee any rights in or to Licensor's Trademarks.
                  3.       STANDARD OF QUALITY
                           (a) The  Licensee  undertakes  to use the  Trademarks
only in relation to the Licensed Products manufactured in accordance with the specifications agreed upon by the Licensor and Licensee from time to time, and described as a minimum standard in Schedule C.
                           (b) Upon reasonable  notice, the Licensee will permit
the Licensor or his authorized representative at normal business hours, to enter the Licensee's premises where the Licensed Products are fabricated, processed, or stored for purposes of inspection thereof; and the Licensee shall at the request of the Licensor be required to promptly produce no more than three random samples to the Licensor for purposes of inspection only while at the Licensee's premises.
                           (c) The Licensee  will submit  prototypes of Licensed
Products for Licensor's approval before use, incorporating Designs approved under paragraph 2(d). Such prototypes should be submitted within a timeframe and in such form that, if necessary,

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changes to the Licensed Products (other than to the Designs),  may be made prior to production. Submissions or prototypes will be dated as to the actual date of submission. No advertising or sales may occur prior to approval. Such approval shall be deemed granted by Licensor to Licensee if within fourteen (14) days after the actual date of submission of such prototypes, no written approval or written disapproval has been received by Licensee.
                           (d) Licensee  agrees to comply with all  standards by
Federal and State Statutes and Regulations concerning the nature and quality of goods.
                           (e)  Before  sale,   Distribution   and  Advertising,
Licensee agrees to submit, at its own expense, a representative production sample of each product to Licensor for written approval and showroom display. Such approval shall be deemed granted by Licensor of such samples, if no written approval or written disapproval has been received by Licensee within fourteen
(14) days of Licensor's receipt. After approving the prototype sample, the Licensor will approve the production sample if it is an accurate reproduction of the prototype sample on which it is based and meets the quality level established herein and for the balance of the Licensor's products of similar quality.
                           (f)  Licensee  agrees to submit  before  actual  use,
labeling, packaging and advertising materials showing representative use of the Trademark(s) to Licensor for approval. Such approval shall be deemed granted, if within fourteen (14) days after receipt by Licensor of such materials, no written approval or written disapproval is received by Licensee.
                           (g) The Licensor and Licensee  mutually  undertake to
keep and procure to be kept confidential all information and material which is designated confidential concerning specifications, directions and teachings regarding the design, production, and sale of the Licensed Products. Confidential information shall include without limitation all marketing information provided under Section 5 hereof.
                           (h)  The  Licensee   will  not  use  the   Licensor's
Trademark(s) on any merchandise identified as "Seconds" ("Seconds" are defined as merchandise below first quality standard(s)), and Licensee will inform Licensor if it intends to do so. This paragraph shall apply with regard to the use of the Trademark(s) on any part of the tie, including the lining.
                           (i)  Licensor's  approval or  disapproval  of Designs
presented under this Section will have no effect upon Licensee's rights to such Designs under Section 2 hereof.
                  4.       DURATION AND TERMINATION
                           (a) This  Agreement  shall  operate  as from the date
hereof and shall continue subject to the provisions for termination hereinafter contained, for a period of three (3) years, at which time it will automatically renew itself yearly unless Licensee or Licensor terminates the contract. The termination shall be done by written notice, in the manner hereafter described, at least thirty (30) days in advance of the termination.
                           (b) The License  herein  granted  shall be  forthwith
terminated upon the happening of one or more of the following events:
                                    (1) If Licensee or Licensor  shall,  for any
reason, fail to carry on the terms and intent of this Agreement and such failure or refusal shall continue for a period of thirty (30) days after one party has served written notice with detailed reasons upon the other of such failure or refusal.
                                    (2) If Licensee  or  Licensor  shall fail to
make any payment, furnish any statement and/or permit any inspection as herein provided, and such failure shall continue for a period of thirty (30) days after the other party has given written notice thereof to the party allegedly in breach.
                                    (3)  If  Licensee  shall  breach  any of the
material terms of this Agreement and fail to cure same within thirty (30) days after the date of Licensor's written demands to do so.
                                    (4)  On  the  date  of  the  filing  of  the
petition in bankruptcy by Licensee, or the date Licensee is adjudged bankrupt or make any assignment for the benefit or creditors or becomes insolvent, or is placed in the hands of a trustee or receiver, whichever is sooner. Licensee, its
receiver,  representative,   trustees,  agents,  administrator,  successors  and
assigns shall have no further rights hereunder, excepting with and under the special consent and instructions of Licensor, in writing.
                                    (5) If Licensor  shall  breach any  material
terms of the Agreement to be performed and fails to cure same within thirty (30) days after the date of the Licensee's written demand to do so.
                                    (6) On the date of the  filing of a petition
in bankruptcy by Licensor or the date Licensor is adjudged bankrupt or makes any assignment of the benefit of creditors becomes insolvent, or is placed in the hands of a trustee or receiver, whichever is sooner. Licensor, its receiver, representative, trustees, agents, administrator, successors and assigns shall have no further rights hereunder, excepting with and under the special consent and instructions of Licensee, in writing.
                                    (7)  During  the first  contract  year,  the
parties' rights to terminate this Agreement are limited to those events specified in paragraphs 4(b) (1)-(6). After the first contract year, either party shall have the right to terminate this Agreement upon thirty days' advance notice to the other, provided however, that Licensor's right to terminate herein is subject to paragraph 4(d) hereof.
                           (c) If this  Agreement is  terminated  for any of the
reasons set forth in the prior subdivisions of this section, then upon such termination Licensee shall have 180 days to dispose of any inventory on hand or work in progress of Licensed Products. Sales made during such period will be subject to the Fee provisions provided for herein. In any event, the Licensee shall offer the Licensor the right of first refusal to purchase such inventory, net of any fee provisions, on a most favored basis.
                           (d)  Notwithstanding  paragraph  4(b)(7),  a two year
renewal of this Agreement will be automatic at Licensor's & Licensee option in the event that Licensee achieves sales of at least the minimum amount required by this Agreement during any one of the contract years specified in paragraph 9.
                  5.       MARKETING
                           On a  semi-annual  basis  beginning  with six  months
following the Effective Date hereof, Licensee and Licensor shall discuss, either orally or through writings, a "marketing plan" for the succeeding six-month period. Each marketing plan shall include a summary of market information relevant to the period to which it relates and may include but need not be limited to the following:
                           (a) a  description  of the  Products  to be sold  and
developed, together with proposals for categories and designs of new proposed Licensed Products,
                           (b) a list of customer  accounts,  see Schedule E & F
attached
                           (c) a review of the Licensee's  market  including any
trends and/or sales competitive developments which affect the sale of the Products,
                           (d)  estimated  wholesale and retail price points for
the Licensed Products,
                           (e)   proposals   for  the   interpretation   of  the
Licensor's brand image in terms of advertising concepts, points of sale, and promotional and sale materials,
                           (f)  proposed  advertising  insertion  schedules  and
placements and promotional activities and expenditures for Licensed Products, and
                           (g) a calendar,  or market schedule,  which specifies
the dates of which annual markets in which Licensed Products are shown to the trade.
                  Licensee agrees that it will sell or distribute the Licensed Products only to Approved Outlets. Licensee has no responsibility hereunder as to inventory in stock at such Outlets or sales to such Outlets by third parties not subject to its control. An Approved Outlet includes Federated Department Stores and Dillards and such retail shops and department stores that sell Cable & Co. brand products or brand products that are comparable in quality to Cable & Co. brand products or otherwise in competition with the Cable & Co. brand.

                  6.       PROTECTION OF COPYRIGHTS & TRADEMARK
                  Licensee agrees to assist in the protection of Licensor's copyrights and marks against infringement or usurpation by others as per the following terms:
                           (a) Licensee  shall give Licensor  written  notice of
any conduct, which in Licensee's opinion, appears to infringe upon Licensor's marks or copyrights, or to interfere with or usurp any other rights of Licensor.
                           (b) The  ultimate  determination  of  whether  or not
legal action shall be taken in any case shall lie with Licensor.
                           (c) When  requested,  Licensee  shall  in  every  way
cooperate with and assist Licensor at Licensor's expense, in its efforts to stop such infringement and usurpation.
                           (d) No legal action for the  protection of Licensor's
marks or other rights may be taken by Licensee without the consent of Licensor, which consent shall not be unreasonably withheld.
                           (e) Licensee shall be afforded an opportunity to join
as party plaintiff, at its expense, in any action instituted by Licensor pursuant to this paragraph. In the event such actions result in an award of money damages to Licensor and Licensee, such moneys shall be divided between them proportionate with the respective expenses relating to the action incurred by them.
                           (f) This  Section  (6)  pertains  only to  Trademarks
licensed to Licensee hereunder (as set forth on Schedule A), and has no applicability with regard to Designs developed by Licensee hereunder.

                  7.       COVENANTS OF LICENSEE
                  In addition to agreements and obligations herein contained, Licensee covenants and agrees:
                           (a) To use commercially reasonable efforts consistent
with its efforts in selling or producing other products, to:
                                    (1) Advance the sale of Licensed Products;
                                    (2) Meet,  enhance,  develop  and expand the
popularity of and demand for the Licensed Products; and
                                    (3)   Secure    distribution   of   Licensed
Products.
                           (b) To assure the production of the Licensed Products
in accordance with the Standard of Quality agreed upon by the Licensor and Licensee.
                           (c)  To  maintain  such   manufacturing   facilities,
financial capability and sales and distribution organization and personnel for the manufacture and marketing of the Licensed Products as will accomplish the responsibilities, covenants and agreements undertaken by Licensee hereunder.
                           (d) To comply with the standards of quality,  service
and production of the Licensed Products established from time to time by Licensee.
                  8.       ROYALTIES
                           (a) In  consideration  for  the  Licensee  to use the
Licensor's Trademark(s), Licensor's public relations and marketing support, and for inclusion in Licensor's trade and consumer advertising programs, Licensee agrees to pay Licensor a

TOTAL FEE on all sales of Licensed Products in the amount of 7 or 8 percent of gross sales, to be determined as per paragraphs 8(b) and 8(c).
                           (b) A fee  of 5  percent  of  gross  sales  shall  be
payable on all sales up to the initial $500,000. Thereafter, a six percent (6%) fee will be applied to all sales in excess of $500,000.
                           (c) Two percent (2%) of the TOTAL FEE  percentage  is
designated for Advertising, including the placement of trade and/or consumer advertising of the Licensee's Licensed Products in conjunction with others of the Licensor's Licensed Products. With respect to this amount, Licensor is authorized to act as agent for and in behalf of Licensee in the placement of consumer and/or trade advertising featuring the Licensed Products manufactured by Licensee. This amount is to be used for no other purpose than the advertising of the Licensed Products. It is agreed that the Licensor will maintain and provide for inspection by Licensor upon reasonable notice, records of collections and disbursements made for such agreed-upon purpose.
                           (d) Gross  sales are  defined as  Licensee's  selling
prices to its customer less authorized returns (which in no case shall comprise more than 5% of the total), and actual costs incurred in advertising dedicated exclusively to the Licensed Products and allocated in the selling price but which shall not include coop advertising expenditures. The actual cost of advertising must be proven by ad media invoice, the allocated portion of which may not exceed 10% of the selling price. Licensor's trademark(s) must be used in such advertising to qualify for allowance. Gross sales adjustments for returns and advertising will be allowed only for actual expenditure or allocation in the quarter.

                           (e)   "Gross    Sales"   shall   include   sales   of
"close-outs". "Close-outs" for this purpose is defined as merchandise sold 20% or more below list price.
                           (f) Fees will be paid  quarterly,  within thirty (30)
days following the end of each quarter. Licensee will furnish Licensor with the written statement, certified to be true and accurate by an officer of the company, setting forth the relevant data pertaining to sales of Licensed Products and the computation of the amount due to Licensor. The relevant data to be provided with each such statement shall include the number of units and dollar sales volume for each style of Licensed Products sold during such period. Total sales amounts by account within the reported period shall also be provided separately. Both parties presently, for accounting purposes, are on a calendar year and hence, quarterly intervals shall be considered on a calendar year. If either party decides to change its accounting procedures, it may do so upon written notice to the other party.
                           (g) Licensee  shall keep or cause to be kept accurate
and regular accounts of each Licensed Product subject to the provisions of the Agreement, so long as it receives or is entitled to receive payment with respect to sales of Licensed Products or within five years of such sales, whichever is earlier. Said books of accounts and all other documents of Licensee relating thereto, shall be kept at its place of business and shall, at any time during normal business hours and from time to time, be produced for the inspection by Licensor or Licensor's representatives at Licensee's place of business who shall be at liberty to inspect the same and make copies of or extract therefrom, in whole or in part. Such rights of Licensor shall be exercised, if at all, upon reasonable notice to the Licensee and in a manner so as not to interfere with the normal operations of Licensee. Any claim by Licensor that a report is inaccurate shall be raised no later than eighteen (18) months after preparation of such report as per paragraph 8(f); otherwise such report shall be binding on Licensor.
                           (h) Timely  payment by  Licensee  to  Licensor of the
fees provided herein is an essential element of this Agreement and failure to report and pay fees as described above shall afford Licensor the option to terminate Licensee's rights under this Agreement, unless the failure is cured within fourteen (14) days after written notice from Licensor has been received by Licensee; provided, however, the if Licensee has complied with its reporting obligations under paragraph 8(f) and paid royalties conforming with its written statement(s), but a dispute arises as to the accuracy of a report under paragraph 8(g) and the parties in good faith dispute whether additional sums are due, such additional disputed sums may be paid to an escrow account pending the conclusion of the dispute, and payment of such additional sums into the escrow account shall be considered a cure hereunder with regard to Licensor's option to terminate.
                  9.       MINIMUM ROYALTIES
                  Licensee agrees that in the event it does not in any Contract year set forth below (i) make Gross Sales of Licensed Products in the Licensed Territory in at least the relevant amount specified below and (ii) pay to Licensor royalties in the amount specified, the Licensor shall have the option exercisable on written notice to Licensee within sixty (60) days after such calendar year to terminate this Agreement. The amounts are as follows:


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                  Contract Year     Sales Minimums            Minimum Royalties
                  1997/1998                 $400K             $20K
                  1998/1999                 $600K             $31K
                  1999/2000                 $1100K            $61K
                  Notwithstanding the foregoing, it is agreed by both parties that for the purposes of determining the first contract year, it is understood that this period shall encompass the first eighteen (18) months after the signing date of this contract and will extend to no later than ___________. Subsequent years are successive twelve month periods after such date.
                  10.      ADVANCE PAYMENT
                  Upon the signing of this Agreement by both parties, Licensee agrees to provide Licensor with a non-refundable advance payment of $20,000, which shall be payable in two installments. The first payment of $10,000 shall be due upon the signing of this Agreement; the second payment shall be paid in installments as follows: $2,500 on or before August 30, 1997; $2,500 on or before October 30, 1997; and $5,000 on or before December 30, 1997. The $20,000 fee shall be applied as a credit against royalties earned and to be paid by Licensee against 1st years royalties and may be deducted from such payments.
                  11.      SAMPLES
                  Licensee will provide one single finished sample for each Design produced under this Agreement, free of charge to Licensor, for display in Licensor's showroom. Such finished samples will be provided to Licensor by Licensee for use in publicity and advertising of Licensee's products bearing the Licensor's Trademark. Licensee agrees to pay for such sample transportation costs. No fees shall accrue on the free samples. However, if Licensor


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desires  greater than one sample for each Design,  such samples up to a total of ten samples shall be provided to Licensor once production has begun at cost plus a mark-up of ten percent. All other samples greater than ten shall be subject to charges and/or fees.
                  12.      NOTICE
                  All notices  required  or  permitted  herein  shall be sent by certified or registered mail, return receipt requested, postage prepaid, or by telegram, the toll prepaid or charged to the sender. Notice shall be deemed to have been given at the time of mailing or deposit with the telegraph company, as the case may be.
                  The  notices  are to be sent to the below  address of Licensor and Licensee, unless written notice of change of address is sent in the manner herein required. As to Licensor, notice shall be deemed effective as of the mailing or deposit with respect to either the organization or its agent, or alternatively, to Licensor's attorney.
         LICENSOR:
         Organization:   David Albahari and Alan Kandall;  CABLE & CO; 724 Fifth
Avenue, New York, New York 10024
         Agent:   Marilyn J. Bellock or Lawrence Appel of Appel Bellock Company,
515 West End Avenue, 16D, New York, New York 10024
         OR;
         Attorney: Martin Licht, Lane & Mittendorf, LLP, 320 Park Avenue, 10th Floor, New York, NY 10022.


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



         LICENSEE: Murray Roffe, Roffe Accessories Inc., 347 Fifth Avenue, Suite 1409, New York, New York 10016
                  13.      CONSTRUCTION
                           (a)  This  Agreement  has been  made in and  shall be
construed in accordance with the laws of the State of New York. None of the terms of this Agreement shall be deemed to be waived or modified, nor may this Agreement be terminated or discharged other than pursuant to the express terms hereof, except by an express agreement in writing signed by the party against whom such waiver or modification is sought to be enforced. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein and this writing represents the entire understanding of the parties. No omission or delay by either party in requiring due and punctual fulfillment by the other in its obligations hereunder shall be deemed to constitute a waiver and no express waiver shall be deemed to constitute a waiver of similar rights or future performance unless expressly set forth in such written waiver. If any term of this Agreement is held to be illegal or unenforceable, such determination shall not affect the legality or enforceability of any other term.
                           (b) Nothing  herein  contained  shall be construed to
place the parties in the relationship of partner, joint venture or employee of one another and, except as provided in this Agreement, neither party shall have the power to bind or obligate the other in any manner whatsoever.


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



                  14.      INDEMNIFICATION
                           (a) The Licensor and Licensee  each  acknowledge  and
represent to the other that it is not a joint venture, partner or co-venture with the other and that neither Party shall incur any liability on behalf of the other Party or purport to pledge the credit of the Party or accept any order or obligation to be binding upon the other Party.
                           (b)  The  Licensee  shall   indemnify  and  hold  the
Licensor and its respective officers and directors harmless from all claims, suits, damages and costs, including reasonable legal fees and court costs, which the Licensor may incur or suffer by reason of any acts or omissions of the Licensee in connection with the importations, distribution, marketing or sale of the Products, including but not limited to:
                                    (1) any defect in the Licensed Products;
                                    (2) the Licensee's manufacture, distribution
or sale of the Products; or
                                    (3) the labeling,  packaging or  advertising
of the Products in violation of any applicable federal, state or local law or regulation, other than as stated in paragraph 14(c) below.
                           (c)  Licensor   shall  defend,   indemnify  and  hold
Licensee harmless from any loss, liability or expense, arising out of claims by third parties for trademark infringement, unfair competition, or other violation of the law, to the extent such claims are based on Licensee's use of the Licensed Trademarks as licensed under and in accordance with the provisions of this Agreement.

                  15.      NON-ASSIGNMENT
                  This Agreement is personal to the Parties and may not be assigned by either Party without the prior written consent of the other, provided, however, that either Party shall have the right to assign this contract to a wholly-owned subsidiary, provided further that prior notice is given to the other Party within sixty days of any such assignment.
                  IN WITNESS WHEREOF the parties hereto have signified their entry into this Agreement by procuring this Agreement to be signed by authorized persons (or by personal signature).

COMPANY  Roffe Accessories, Inc.
NAME     Murray Roffe
TITLE    President
DATE     _____________________

COMPANY  Cable & Co.
NAME     Alan Kandall
TITLE    President
DATE     June 23, 1997

                                   SCHEDULE A
                                   TRADEMARKS
1.       Cable & Co.
2.       [LOGO], a graphic device representing two columns and an arch
3.       Promotional phrase "The Art of Movement"

                                   SCHEDULE B
                                LICENSED PRODUCTS
Men's Neckwear made with silk

                                   SCHEDULE C
                               STANDARD OF QUALITY
1.       Full margin in 100% silk
2.       100% silk printed or woven

                                   SCHEDULE D
 -- Fashion markets:
         week after Father's Day
         2nd week of January
 -- Trade shows
         two each year -- Spring and Fall
-- MAGIC conventions

                                   SCHEDULE E

                             Intentionally Omitted


                                      -24-